Exhibit 99.1

Corporate Relations | 77 Beale Street | Mail Code B32 | San Francisco, CA 94105 | 1 (415) 973-5930

October 4, 2016

PG&E Corporation Schedules Third Quarter 2016 Earnings Release and Conference Call

San Francisco, Calif. – PG&E Corporation (NYSE: PCG) will hold a conference call for members of the financial community on November 4, 2016, at 11:00 a.m. Eastern Time to discuss its third quarter 2016 results. The public can access the conference call via a simultaneous webcast.  The link is provided below and will also be available from the PG&E Corporation website.

What:	Third Quarter 2016 Earnings

When:	Friday, November 4, 2016 at 11:00 a.m. Eastern Time

Where:	http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

How:	Live over the Internet – log on to the web at the address above

If you are unable to participate during the live webcast, the call will be archived at http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 18, 2016, by dialing (866) 415-9493.  International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 1659# will be required to access the replay.

Please contact Investor Relations at (415) 972-7080 if you have any questions.

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California’s largest investor-owned utility.  PG&E serves about 16 million Californians across a 70,000 square-mile service area in Northern and Central California.  For more information, visit the Web site at http://www.pgecorp.com.